FOR RELEASE MONDAY, JULY 21, 1997 AT 7:30 ET



CONTACT
Robert E. Collins              Richard R. Pickard           Owen Blicksilver
Chief Financial Officer        General Counsel              Texas Pacific Group
408-370-8210                   408-370-8208                 212-303-7603
Fax 408-370-8056               Fax 408-370-8056             Fax 212-303-7666




         ZILOG AGREES TO $25 PER SHARE MERGER WITH TEXAS PACIFIC GROUP,
                 ANNOUNCES SECOND QUARTER 1997 FINANCIAL RESULTS


     Campbell, Calif.--July 21, 1997--Zilog, Inc. (NYSE: ZLG), a leading semiconductor manufacturer, has signed a definitive merger agreement with Texas Pacific Group (TPG), a private investment partnership, in which TPG will acquire substantially all of the stock of Zilog. The transaction values Zilog at approximately $527 million.

     Under the terms of the agreement, the owner of each outstanding share of Zilog common stock can elect either to receive $25.00 in cash or to retain the share. However, in no event can more than 400,000 shares of Zilog common stock (approximately 2% of the outstanding shares) be retained by current Zilog shareholders. Warburg, Pincus Capital Company, L.P., and related affiliates (Warburg), Zilog's largest current shareholder, have committed to elect to retain up to 400,000 shares, ensuring that all other shareholders who do not elect to retain stock in the company will receive $25.00 in cash for their shares. To the extent that other shareholders also elect to retain shares, the 400,000 shares available to be retained will be prorated among all shareholders electing to retain and cash will be paid for all other shares. The merger is intended to be treated as a recapitalization for accounting purposes.

     Following the merger, TPG will own approximately 90% of Zilog's voting common stock, the shares to be retained will represent the remaining 10% of the voting shares. In addition, TPG will own non-voting common stock that will increase its overall economic interest in Zilog to approximately 93.3%. The shares to be retained will have an economic interest of approximately 6.7%. It is not expected that Zilog will have publicly listed shares following the merger.

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~0cZILOG AGREES TO $25 PER SHARE MERGER WITH TEXAS PACIFIC GROUP, ANNOUNCES
SECOND QUARTER 1997 FINANCIAL RESULTS



     The Board of Directors of Zilog has unanimously approved the merger agreement. The merger, which is subject to completion of contemplated financing, requires Zilog shareholder and regulatory approvals and is expected to be consummated early in the fourth quarter of 1997. Warburg has agreed to vote its shares, which represent approximately 27% of Zilog's current shares outstanding, in favor of the merger.

     Edgar A. Sack, Chairman, President and Chief Executive Officer of Zilog, commented, "This transaction represents an excellent opportunity for Zilog's shareholders, customers and employees. TPG has a proven track record of creating value in its portfolio companies and provides Zilog an outstanding partner with whom we can continue to successfully pursue our business strategies."

     "Zilog has a rich history as one of the most experienced designers and manufacturers of microprocessors and microcontrollers, and the company is well positioned to use its expertise to capitalize on the very attractive growing markets in which it participates," said David M. Stanton, partner of TPG. "Technology is an active area of investment for us. We are committed to supporting Zilog as it invests in R&D, manufacturing and marketing of its innovative product line."

     Zilog, founded in 1974, is an innovator in the development, design and manufacture of application specific standard products (ASSPs) for the consumer, computer peripherals and data- communications markets. The company uses its Superintegration(TM) library of proprietary core and cell designs, which are optimized for particular market applications to meet the design, cost and time-to-market requirements of its customers.

     The investment is TPG's third in the technology industry. Last August, the partnership acquired Paradyne Corporation, a leading developer of network access products and technologies that facilitate high speed network communications, and GlobeSpan Technologies, Inc., the inventor and leading supplier of low cost, high performance CAP-based technology for xDSL telecommunications equipment. Both companies were acquired from Lucent Technologies.

     TPG, based in San Francisco and Fort Worth, is sponsor of TPG Partners II, L.P., of Fort Worth, a private investment partnership with capital of approximately $2.5 billion. The partnership specializes in corporate acquisitions in a wide


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~0cZILOG AGREES TO $25 PER SHARE MERGER WITH TEXAS PACIFIC GROUP, ANNOUNCES
SECOND QUARTER 1997 FINANCIAL RESULTS



range of industries and succeeds TPG Partners, L.P., formed in December 1993 with $720 million in capital. TPG's principals include David Bonderman, James G. Coulter and William S. Price. The partnerships and their principals have completed significant investments in the technology and telecommunications, airline, healthcare, food and beverage and energy industries.

     Lehman Brothers Inc. has advised Zilog with respect to the merger. TPG has received commitment letters from Goldman, Sachs & Co. to provide senior and subordinated debt financing for the merger. BankBoston, N.A. is also expected to participate in the financing.

Zilog Second Quarter 1997 Financial Results

     Zilog today reported sales and net income for the second quarter of 1997. Net sales for the second quarter of fiscal 1997 were $71.3 million, up 1.6 percent from the $70.1 million reported in the first quarter of 1997 and down
16.6 percent from the $85.5 million reported in the second quarter of 1996.

     Net income for the second quarter was $4.7 million, down 1.7 percent from the $4.8 million reported in the first quarter of 1997 and down 62 percent from the $12.4 million reported in the second quarter of 1996.

     Earnings per share were $0.23 on 20.4 million shares; the same earnings per share as reported in the first quarter of 1997 on 20.9 million shares, and down from $0.60 on 20.6 million shares a year ago.

     Zilog's results in the second quarter 1997 were impacted by continued difficult industry conditions. The company believes that its current visibility regarding the third quarter 1997 suggests operating results generally in line with the second quarter.

     In this press release, Zilog may have made projections or other forward-looking statements regarding future events or the future financial performance of the company. Be cautioned that such statements are just predictions, and the actual events or results may differ materially. Please see the documents the company files from time to time with the Securities and Exchange Commission;

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~0cZILOG AGREES TO $25 PER SHARE MERGER WITH TEXAS PACIFIC GROUP, ANNOUNCES
SECOND QUARTER 1997 FINANCIAL RESULTS



specifically, the company's Form 10-K filed in March 1997 and the latest Form 10-Q. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

     Zilog has its headquarters in Campbell, Calif. It employs approximately 1,650 people and has 29 direct sales offices and more than 120 distributor and rep locations worldwide. Further information may be obtained from the company's SEC filings or by contacting the company directly.


                                ###

Superintegration is a trademark of Zilog, Inc.

~0c

                                   ZILOG, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                 Three Months Ended     Six Months Ended
                                June 29,   June 30,     June 29,  June 30,
                                  1997       1996        1997       1996
                                -------    -------      -------   --------

Net Sales                       $71,258    $85,459     $141,394   $166,458

Costs and Expenses:
  Cost of sales                  45,547     47,534       89,575     90,475
  Research and development        8,119      7,412       14,751     14,999
  Selling, general and admin.    12,330     11,477       24,382     23,514
                                -------    -------      -------    -------

                                 65,996     66,423      128,708    128,988
                                -------    -------      -------    -------

Operating income                  5,262     19,036       12,686     37,470

Other income (expense):
  Interest income                   784        705        1,448      1,438
  Interest expense                  (69)      ( 82)        (138)      (163)
  Other, net                        629       (726)        (251)    (1,094)
                                -------    -------      -------    -------

Income before income taxes        6,606     18,933       13,745     37,651

Provision for income taxes        1,904      6,533        4,260     13,178
                                -------    -------      -------    -------

Net income                      $ 4,702    $12,400      $ 9,485    $24,473
                                =======    =======      =======    =======

Net income per share              $0.23      $0.60        $0.46      $1.19
                                =======    =======      =======    =======
Number of shares used in
  computing per share amounts    20,416     20,622       20,658     20,523
                                =======    =======      =======    =======

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
~0c                                ZILOG, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                             June 29,       December 31,
                                               1997             1996
                                           ------------     ------------
                                           (Unaudited)           (*)

ASSETS
Current assets:
  Cash and cash equivalents                 $  7,776         $ 15,511
  Short-term investments                      69,034           53,412
  Accounts receivable, less allowance
    for doubtful accounts of $250 in
    1997 and 1996                             36,817           29,395
  Inventories                                 29,695           34,469
  Prepaid expenses, deferred income taxes
    and other current assets                  17,700           15,516
                                           ------------     ------------
      Total current assets                   161,022          148,303

Property, plant and equipment, at cost       399,379          379,928
Less: accumulated depreciation and
      amortization                          (160,279)        (131,217)
                                           ------------     ------------
  Net property, plant and equipment          239,100          248,711

Other assets                                   2,890            4,052
                                           ------------     ------------
                                            $403,012         $401,066
                                           ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $ 18,117         $ 28,786
  Accrued compensation & employee benefits    17,738           17,545
  Other accrued liabilities                    3,821            5,116
  Income taxes payable                        11,034            8,289
                                           ------------     ------------
      Total current liabilities               50,710           59,736

Deferred income taxes                         16,050           16,050

Shareholders' equity:
  Common Stock, no par value; 75,000,000
  shares authorized, 20,229,412 shares
  issued and outstanding at June 29,
  1997  (20,127,976 shares at
  December 31, 1996)                         163,300          161,800
  Retained earnings                          172,860          163,375
  Net unrealized gain on securities               92              105
                                          ------------      -----------
Total shareholders' equity                   336,252          325,280
                                          ------------      -----------
                                            $403,012         $401,066
                                          ============      ===========
* Derived from audited financial statements
~